UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 26, 2009

Saia, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia		30097
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-232-5067

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2009, Saia, Inc. (the "Company") entered into a Third Amended and Restated Credit Agreement with its banking group (the "Restated Credit Agreement") and an Amended and Restated Master Shelf Agreement with its long-term note holders (the "Restated Master Shelf Agreement" and together with the Restated Credit Agreement, the "Restated Agreements"). A copy of the press release announcing the new agreements is attached hereto as Exhibit 99.1.

Restated Credit Agreement

The Restated Credit Agreement continues to provide for a revolving credit facility of $160 million, subject to a borrowing base described below. Payments on borrowings under the Restated Credit Agreement are interest only until January 28, 2013, when the entire amount borrowed is due.

Under the Restated Credit Agreement, interest rate margins on revolving credit loans, fees on letters of credit and the unused portion fee increased from the interest rate margins and fees in place under the prior agreement, but continue to be based on the Company’s leverage ratio. Prior to the Restated Credit Agreement, the LIBOR rate margin and letter of credit fee ranged from 62.5 basis points to 162.5 basis points, the base rate margin ranged from minus 100 basis points to zero basis points and the unused portion fee ranged from 15 basis points to 25 basis points. Under the Restated Credit Agreement, the LIBOR rate margin and letter of credit fee range from 275 basis points to 400 basis points, the base rate margin ranges from 50 basis points to 175 basis points and the unused portion fee ranges from 40 basis points to 50 basis points, effective as of June 26, 2009. The Restated Credit Agreement provides for a 3.0% interest rate floor.

The Restated Credit Agreement provides relief from certain financial covenants through December 31, 2010. Under the Restated Credit Agreement, the Company is required to maintain (i) as of the last day of each fiscal quarter, (a) a minimum fixed charge coverage ratio of 1.05 to 1.00 until December 31, 2010 and 1.10 to 1.00 thereafter, (b) a maximum leverage ratio of 4.25 to 1.00 until March 31, 2010, 4.00 to 1.00 for the calculation dates of June 30, 2010 and September 30, 2010, 3.75 to 1.00 for the calculation date of December 31, 2010, and 3.25 to 1.00 thereafter, (c) an adjusted leverage ratio of 4.75 to 1.00 until March 31, 2010, 4.50 to 1.00 for the calculation dates of June 30, 2010 and September 30, 2010, 4.25 to 1.00 for the calculation date of December 31, 2010, and 3.75 to 1.00 thereafter and (ii) until implementation of the borrowing base, a minimum asset coverage ratio of 2.00 to 1.00.

Additionally, the Restated Credit Agreement requires the Company to maintain a tangible net worth of $145 million, plus 75% of positive net income from continuing operations, plus 75% of net proceeds from the issuance and sale of any equity interests of the Company, less any loss from discontinued operations, in each case commencing with the quarter ended June 30, 2009.

The Restated Credit Agreement also provides for a pledge by the Company and its subsidiaries of at least 12 freight terminals, rolling stock in an amount equal to at least 85% of the orderly liquidation value of the Company’s rolling stock, the Company’s accounts receivable and certain other personal property.

Total bank commitments under the Restated Credit Agreement remain at $160 million but are now subject to a borrowing base calculated as follows: 80% of eligible accounts receivable; plus 75% of the orderly liquidation value of rolling stock perfected by title liens; plus 75% of the depreciated book value of rolling stock acquired after June 26, 2009 and perfected by title lien; plus 75% of the fair market value of pledged real estate. The accordion provision in the prior credit agreement that gave the Company the ability to request a $100 million increase in the amount of the revolving credit commitments was removed in the Restated Credit Agreement.

The Restated Credit Agreement provides that if the Company prepays any portion of principal of the term notes under the Restated Master Shelf Agreement prior to December 31, 2010 (other than any regularly scheduled payments of principal), the revolving credit commitments in the Restated Credit Agreement will be reduced by the amount of the prepayment.

Restated Master Shelf Agreement

The Restated Master Shelf Agreement amends and restates the Company’s existing master shelf agreement pursuant to which the Company issued 7.38% Senior Notes, Series A, due December 31, 2013 in the aggregate principal amount of $100 million, 6.14% Senior Notes, Series B, due December 31, 2017 in the aggregate principal amount of $25 million and 6.17% Senior Notes, Series C, due December 31, 2017 in the aggregate principal amount of $25 million (collectively, the "Notes"). The Note maturities were not changed by the Restated Master Shelf Agreement.

The interest rates on the Notes remain unchanged. However, if the holders of a majority of the principal amount of any series of Notes are required by applicable insurance regulations for U.S. life and health insurance companies to increase the amount of reserves with respect to such Notes above the amount of reserves required as of June 26, 2009, then the per annum interest rate on such Notes shall increase by 150 basis points until such time as the amount of reserves required with respect to such Notes decreases to the amount required initially.

The amendments included in the Restated Master Shelf Agreement modify the financial covenants to match the covenants now included in the Restated Credit Agreement as set forth above. The Restated Master Shelf Agreement further provides that note holders share equally in the collateral granted by the Company to the lenders under the Revolving Credit Facility. In the event the revolving credit commitments under the Restated Credit Agreement are permanently reduced prior to December 31, 2010, the Company will be required to prepay the principal amount of the Notes in an amount equal to such permanent reduction.

The Company paid an aggregate of $1.4 million, or 50 basis points, in fees to the lenders and note holders and incurred other customary fees and expenses in connection with the Restated Agreements.

Both the Restated Credit Agreement and the Restated Master Shelf Agreement contain restrictive covenants that may limit the Company’s ability to, among other things, incur additional indebtedness, sell assets, make loans to others, make investments, enter into mergers or make acquisitions, incur liens and engage in certain other transactions without the prior consent of the lenders and note holders. Except for limited exceptions, the Restated Agreements restrict the ability of the Company to pay dividends or distributions on its common stock or repurchase common stock. The Restated Agreements also contain customary events of default and remedies upon default.

The foregoing descriptions of the Restated Credit Agreement and the Restated Master Shelf Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure contained in Item 1.01 above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Third Amended and Restated Credit Agreement dated as of June 26, 2009, by and among Saia, Inc., Bank of Oklahoma, N.A., as Lead Arranger, Administrative Agent and Collateral Agent, Bank of America, N.A., as Syndication Agent, U.S. Bank National Association, as Documentation Agent and the Banks named therein.

10.2 Amended and Restated Master Shelf Agreement dated as of June 26, 2009, between Saia, Inc., Prudential Investment Management, Inc., The Prudential Insurance Company of America, Pruco Life Insurance Company and the Purchasers named therein.

99.1 Press release dated June 29, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saia, Inc.

June 30, 2009	By:	Stephanie R. Maschmeier

Name: Stephanie R. Maschmeier
Title: Controller

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Exhibit Index

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement dated as of June 26, 2009, by and among Saia, Inc., Bank of Oklahoma, N.A., as Lead Arranger, Administrative Agent and Collateral Agent, Bank of America, N.A., as Syndication Agent, U.S. Bank National Association, as Documentation Agent and the Banks named therein
10.2	Amended and Restated Master Shelf Agreement dated as of June 26, 2009, between Saia, Inc., Prudential Investment Management, Inc., The Prudential Insurance Company of America, Pruco Life Insurance Company and the Purchasers named therein
99.1	Press release dated June 29, 2009